For additional information, contact:
	Joseph Stegmayer Chairman and CEO joes@cavco.com	Daniel Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2015 SECOND QUARTER RESULTS

PHOENIX, October 30, 2014 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second quarter and first six months ended September 27, 2014 of its fiscal year 2015.
Financial highlights include the following:

•
Net revenue for the second quarter of fiscal 2015 was $139.3 million, up 7.3% from $129.8 million for the second quarter of fiscal year 2014. Net revenue for the first six months of fiscal 2015 was $278.5 million, up 5.6% from $263.8 million for the comparable prior year period.

•
Net income attributable to Cavco stockholders was $5.5 million for the second quarter of fiscal 2015, compared to $4.3 million reported in the same quarter of the prior year. For the first six months of fiscal 2015, net income attributable to Cavco stockholders was $11.2 million, compared to $6.1 million during the first six months of the last fiscal year. The prior fiscal year amounts were after a deduction of $0.4 million and $2.5 million for the three and six months ended, respectively, of net income attributable to redeemable noncontrolling interest, which was eliminated in July 2013 in relation to the buyout of all redeemable noncontrolling interest, as previously reported.

•
Net income per share attributable to Cavco stockholders for the second quarter of fiscal 2015, based on basic and diluted weighted average shares outstanding was $0.62 and $0.61, respectively, versus $0.51 and $0.50, respectively, for the prior year second quarter. Net income per share attributable to Cavco stockholders for the six months ended September 27, 2014, based on basic and diluted weighted average shares outstanding was $1.27 and $1.25, respectively, versus $0.80 and $0.79, respectively, for the prior year six month period.

Joseph Stegmayer, Chairman, President and Chief Executive Officer said, “Cavco is pleased to report further modest earnings improvement in the continually challenging housing environment. We believe that demand for manufactured housing is improving, but adverse economic factors and constrained credit, in part related to government regulations, have limited the ability of many people to buy homes. Home sales activity has been more robust in markets with higher levels of consumer confidence and stronger employment gains. In all regions, however, home loan underwriting requirements continue to be especially stringent for buyers of affordable homes and the availability of manufactured home lending options has been constrained.”
“Given these circumstances, Cavco's primary objective is to produce homes that are responsive to a variety of home buyer living preferences and housing needs. This means meeting affordability and financing requirements through concentrated efforts, including production efficiency and flexibility in home design and pricing. This also means strict attention to construction quality and responsive warranty services to ensure lasting value from each residence,” Mr. Stegmayer concluded.
Cavco's management will hold a conference call to review these results tomorrow, October 31, 2014, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. The Company is a leading producer of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading builder of park model homes, vacation cabins and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco's mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate Fleetwood Homes, Palm Harbor, CountryPlace, Standard Casualty and any future acquisition or attain the anticipated benefits of such acquisition; the risk that past acquisitions and any future acquisition may adversely impact our liquidity; entry into new lines of business, namely manufactured housing consumer finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2014 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	September 27, 2014	March 29, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$80,830	$72,949
Restricted cash, current	9,335	7,213
Accounts receivable, net	21,546	20,766
Short-term investments	9,367	8,289
Current portion of consumer loans receivable, net	23,369	19,893
Current portion of inventory finance notes receivable, net	2,901	2,941
Inventories	73,575	69,729
Assets held for sale	4,008	1,130
Prepaid expenses and other current assets	15,335	12,623
Deferred income taxes, current	9,205	12,313
Total current assets	249,471	227,846
Restricted cash	1,283	1,188
Investments	17,338	17,165
Consumer loans receivable, net	77,266	78,391
Inventory finance notes receivable, net	19,947	18,367
Property, plant and equipment, net	44,591	48,227
Goodwill and other intangibles, net	77,366	78,055
Total assets	$487,262	$469,239
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,130	$15,287
Accrued liabilities	75,844	73,519
Current portion of securitized financings	8,050	10,187
Total current liabilities	101,024	98,993
Securitized financings	60,064	59,865
Deferred income taxes	19,978	19,948
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 8,857,449 and 8,844,824 shares, respectively	89	88
Additional paid-in capital	236,551	232,081
Retained earnings	69,054	57,828
Accumulated other comprehensive income	502	436
Total stockholders' equity	306,196	290,433
Total liabilities and stockholders’ equity	$487,262	$469,239

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net revenue	$139,315	$129,826	$278,479	$263,813
Cost of sales	107,718	99,942	215,164	204,531
Gross profit	31,597	29,884	63,315	59,282
Selling, general and administrative expenses	22,270	22,082	44,478	44,562
Income from operations	9,327	7,802	18,837	14,720
Interest expense	(1,161)	(1,198)	(2,337)	(2,452)
Other income	534	125	1,142	500
Income before income taxes	8,700	6,729	17,642	12,768
Income tax expense	(3,233)	(1,986)	(6,416)	(4,164)
Net income	5,467	4,743	11,226	8,604
Less: net income attributable to redeemable noncontrolling interest	—	433	—	2,468
Net income attributable to Cavco common stockholders	$5,467	$4,310	$11,226	$6,136

Comprehensive income:
Net income	$5,467	$4,743	$11,226	$8,604
Unrealized (loss) gain on available-for-sale securities, net of tax	(102)	(44)	66	(186)
Comprehensive income	5,365	4,699	11,292	8,418
Comprehensive income attributable to redeemable noncontrolling interest	—	428	—	2,392
Comprehensive income attributable to Cavco common stockholders	$5,365	$4,271	$11,292	$6,026

Net income per share attributable to Cavco common stockholders:
Basic	$0.62	$0.51	$1.27	$0.80
Diluted	$0.61	$0.50	$1.25	$0.79
Weighted average shares outstanding:
Basic	8,852,860	8,422,353	8,850,509	7,689,538
Diluted	9,014,523	8,547,026	9,013,426	7,787,866

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net revenue:
Factory-built housing	$126,378	$117,803	$252,643	$240,055
Financial services	12,937	12,023	25,836	23,758
Total net revenue	$139,315	$129,826	$278,479	$263,813

Capital expenditures	$527	$446	$937	$832
Depreciation	$593	$672	$1,232	$1,288
Amortization of other intangibles	$344	$345	$689	$690

Factory-built homes sold:
by Company owned retail sales centers	592	555	1,125	1,108
to independent retailers, builders, communities & developers	1,843	1,925	3,749	3,730
Total factory-built homes sold	2,435	2,480	4,874	4,838

###